As filed with the Securities and Exchange Commission on November 20, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Kansas City Southern*

(Exact name of registrant as specified in its charter)

Delaware	44-0663509
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

The Kansas City Southern Railway Company*

(Exact name of registrant as specified in its charter)

Missouri	44-6000758
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

(816) 983-1303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam J. Godderz, Esq.

Kansas City Southern

427 West 12th Street

Kansas City, Missouri 64105

(816) 983-1360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary A. Kashar, Esq. Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200	James M. Ash, Esq. Husch Blackwell LLP 4801 Main Street, Suite 1000 Kansas City, Missouri 64112 (816) 983-8000

*	The companies listed on the “Table of Additional Registrants” below are also included in this registration statement as Additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Kansas City Southern
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities(2)
Warrants
Stock Purchase Contracts
Stock Purchase Units
The Kansas City Southern Railway Company
Debt Securities
Guarantees of Debt Securities(2)
Additional Registrants
Guarantees of Debt Securities(2)

(1)	An indeterminate amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement. The registrants are deferring payment of the registration fee pursuant to Rule 456(b) and are omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	Kansas City Southern, The Kansas City Southern Railway Company and the subsidiaries of Kansas City Southern set forth in the “Table of Additional Registrants” below may guarantee the debt securities of Kansas City Southern or The Kansas City Southern Railway Company. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Gateway Eastern Railway Company	Illinois	37-1301047
The Kansas City Northern Railway Company	Delaware	43-1773503
Trans-Serve, Inc.	Delaware	43-0865086
KCS Holdings I, Inc.	Delaware	26-1816530
KCS Ventures I, Inc.	Delaware	26-1816446
Southern Development Company	Missouri	44-6005843
Southern Industrial Services, Inc.	Delaware	36-3499535
Veals, Inc.	Delaware	43-0811880
Pabtex, Inc.	Delaware	43-1915233

*	The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is c/o Kansas City Southern, 427 West 12th Street, Kansas City, Missouri, 64105, telephone number (816) 983-1303.

PROSPECTUS

KANSAS CITY SOUTHERN

Common Stock

Preferred Stock

Debt Securities*

Guarantees of Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

Debt Securities*

*Guaranteed, to the extent described herein, by Kansas City Southern,

The Kansas City Southern Railway Company and

certain subsidiaries of Kansas City Southern

An indeterminate amount of securities described herein may be offered and sold from time to time in one or more offerings. This prospectus provides you with a general description of those securities. The specific terms of securities being offered and sold will be provided in supplements to this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest.

Kansas City Southern’s common stock is listed on the New York Stock Exchange under the symbol “KSU.”

Investing in the securities offered hereby involves risks. See “Risk Factors” on page 2 of this prospectus and those contained or incorporated by reference herein or in any prospectus supplement or any free writing prospectus from time to time before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2014

ABOUT THIS PROSPECTUS

In this prospectus, references to “KCS” mean only Kansas City Southern, references to “the Company,” “we,” “us,” “our” and similar terms refer to KCS and its consolidated subsidiaries and references to “KCSR” mean only The Kansas City Southern Railway Company.

This prospectus is part of an automatically effective registration statement filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be offered and sold from time to time in one or more offerings with prices and other terms to be determined. This prospectus provides you with a general description of the securities. Each time securities are offered pursuant to this prospectus, you will be provided with this prospectus and a prospectus supplement containing specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update, or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related pricing supplement and free writing prospectus, together with the additional information incorporated by reference into this prospectus as described under the heading “Incorporation by Reference” before investing in the securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of the offerors of any securities or to which the offerors of any securities have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

KANSAS CITY SOUTHERN

Kansas City Southern is a holding company with domestic and international rail operations in North America that are strategically focused on the growing north/south freight corridor connecting key commercial and industrial markets in the central United States with major industrial cities in Mexico. KCS’s primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. KCS’s international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’s North American rail holdings and strategic alliances are primary components of a North American Free Trade Agreement, or NAFTA, railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

KCS’s principal executive offices are located at 427 West 12th Street, Kansas City, Missouri 64105, and its telephone number is (816) 983-1303.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

Founded in 1887, The Kansas City Southern Railway Company, a subsidiary of KCS, is a U.S. Class I railroad. KCSR serves a ten-state region in the midwest and southeast regions of the United States and has the shortest north/south rail route between Kansas City, Missouri and several key ports along the Gulf of Mexico in Alabama, Louisiana, Mississippi and Texas.

KCSR’s principal executive offices are located at 427 West 12th Street, Kansas City, Missouri 64105, and its telephone number is (816) 983-1303.

RISK FACTORS

An investment in securities offered hereby involves risks. You should carefully consider the risk factors contained in Item 1A of KCS’s most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, each of which is incorporated by reference, and those risk factors that may be included or incorporated by reference under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement or any free writing prospectus, before making an investment decision. These risks could materially affect our business, results of operations or financial condition and cause the value of the securities offered hereby to decline. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference into this prospectus, other than statements of historical fact, that address activities, events or developments that we believe or anticipate will or may occur in the future are “forward-looking statements.” These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the use of words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

USE OF PROCEEDS

The use of proceeds from a sale of securities will be described in the prospectus supplement related to the sale of those securities.

RATIO OF EARNINGS TO FIXED CHARGES

AND COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth, for the periods indicated, our ratio of earnings to fixed charges and our ratio of combined fixed charges and preference dividends to earnings.

	Years Ended December 31,					Nine Months Ended September 30,
	2013	2012	2011	2010	2009	2014	2013
Ratio of earnings to fixed charges(1)	5.6	5.5	3.7	2.4	1.4	8.3	5.1
Ratio of earnings to combined fixed charges and preference dividends(1)(2)	5.6	5.5	3.6	2.2	1.3	8.2	5.1

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” represent pretax income from continuing operations, excluding equity in earnings of unconsolidated affiliates, plus interest expense, portion of rents representative of an appropriate interest factor and distributed income of equity investments. “Fixed charges” consist of interest expense, capitalized interest and the portion of rents representative of an appropriate interest factor.
(2)	For the purpose of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings is divided by the sum of fixed charges and preferred stock dividends.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Unless otherwise indicated in a prospectus supplement, this section describes the terms of KCS’s common stock and preferred stock. The description of common stock and preferred stock set forth below is not complete and is qualified by reference to KCS’s Amended and Restated Certificate of Incorporation and Bylaws. Copies of KCS’s Amended and Restated Certificate of Incorporation and Bylaws are available from upon request and have also been filed with the SEC. See “Where You Can Find More Information.”

Authorized Capital Stock

Under KCS’s Amended and Restated Certificate of Incorporation, it is authorized to issue (i) 400,000,000 shares of common stock, par value $0.01 per share, (ii) 840,000 shares of 4% Noncumulative, Preferred Stock, par value $25.00 per share (“4% Preferred Stock”), and (iii) 2,000,000 shares of New Series Preferred Stock, par value $1.00 per share (“New Series Preferred Stock”). As of September 30, 2014, 110,360,558 shares of common stock were issued and outstanding and 242,170 shares of 4% Preferred Stock were issued and outstanding. KCS’s common stock and 4% Preferred Stock are listed on the New York Stock Exchange.

Common Stock

Holders of KCS’s common stock are entitled to receive dividends when, as and if declared by its Board of Directors out of funds legally available for the payment of dividends, provided that, if any shares of 4% Preferred Stock or New Series Preferred Stock are outstanding, no dividends or other distributions may be made with respect to the common stock unless full required dividends on the shares of 4% Preferred Stock and New Series Preferred Stock have been paid, including accumulated dividends in the case of any series of New Series Preferred Stock designated to receive cumulative dividends. The agreements governing KCS’s indebtedness may impose certain limitations on KCS’s ability to pay cash dividends on its common stock.

Holders of KCS’s common stock are entitled to one vote per share multiplied by the number of directors to be elected in an election of directors, which may be cast cumulatively, and to one vote per share on any other matter, voting as a single class. In the event of the voluntary or involuntary dissolution, liquidation or winding up of KCS, holders of KCS’s common stock are entitled to receive pro rata, after satisfaction in full of the prior rights of creditors (including holders of its indebtedness) and holders of any 4% Preferred Stock and New Series Preferred Stock, all of KCS’s remaining assets available for distribution. The issuance of additional shares of 4% Preferred Stock or New Series Preferred Stock may result in a dilution in the voting power and relative equity interests of the holders of KCS’s common stock and would subject the common stock to the prior dividend and liquidation rights of the additional 4% Preferred Stock and New Series Preferred Stock issued. KCS’s common stock is not redeemable and has no preemptive rights.

Preferred Stock

4% Noncumulative, Preferred Stock. Holders of KCS’s 4% Noncumulative, Preferred Stock are entitled to receive dividends up to but not exceeding the rate of 4% per annum, before any dividends are declared or paid to common stock or New Series Preferred Stock for the same period. Such dividends are not cumulative, and the Holders of the 4% Noncumulative, Preferred Stock are not entitled to receive any other earnings or profits. In case of liquidation or dissolution of KCS, the holders of 4% Noncumulative, Preferred Stock are entitled to receive payment up to the amount of the par value before any payment or liquidation is made upon the common stock or New Series Preferred Stock.

New Series Preferred Stock. KCS’s Board of Directors is authorized to issue up to 2,000,000 shares of New Series Preferred Stock in one or more series and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. As described above, there are currently no shares of New Series Preferred Stock outstanding.

Prior to the issuance of shares of each series of New Series Preferred Stock, KCS’s Board of Directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of Delaware. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the title and stated value;

•	voting rights, if any;

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of KCS’s affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into KCS’s common stock, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable;

•	the provisions for a sinking fund, if any;

•	liquidation preferences;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of KCS’s affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, KCS will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares offered, the liquidation preference per share and the offering price;

•	the procedures for any auction and remarketing, if any;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations.

Until KCS’s Board of Directors determines the rights of the holders of a series of preferred stock, KCS cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of its common stock. However, the effect could include one or more of the following:

•	restricting dividends on KCS’s common stock;

•	diluting the voting power of KCS’s common stock;

•	impairing the liquidation rights of KCS’s common stock; or

•	delaying or preventing a change in control of KCS’s without further action by its shareholders.

If issued, the preferred stock would rank, with respect to dividends and upon KCS’s liquidation, dissolution or winding up:

•	senior to all classes or series of KCS’s common stock and to all of its equity securities ranking junior to the preferred stock;

•	on a parity with all of KCS’s equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of KCS’s equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Certain Anti-takeover Effects

General. Certain provisions of KCS’s Amended and Restated Certificate of Incorporation and Bylaws and the Delaware General Corporation Law, or DGCL, could make it more difficult to consummate an acquisition of control of KCS by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by its Board of Directors. The provisions described below may reduce KCS’s vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of its assets or an unsolicited takeover attempt which is unfair to its stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to KCS’s Amended and Restated Certificate of Incorporation and Bylaws and the DGCL.

Business Combinations. Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66  2⁄3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither KCS’s Amended and Restated Certificate of Incorporation nor its Bylaws contains a provision electing to “opt-out” of Section 203.

Special Meetings. Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the charter or the bylaws. KCS’s Amended and Restated Certificate of Incorporation and Bylaws provides that special meetings of stockholders may only be called by its Board of Directors, the Chairman of its Board of Directors, its Chief Executive Officer, and, subject to compliance with applicable Bylaw provisions, holders of at least 25% of its outstanding common stock.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under KCS’s Amended and Restated Certificate of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Advance Notice Requirements. KCS’s Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of its stockholders. These procedures provide that notice of stockholder proposals of these kinds must be timely given in writing to KCS’s Secretary before the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals must be received at KCS’s principal executive offices not less than 60 nor more than 90 days before the one year anniversary of the previous annual meeting. The notice must contain certain information specified in the Bylaws.

No Written Consent of Stockholders. KCS’s Amended and Restated Certificate of Incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit its stockholders to act by written consent without a meeting.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The following is a general description of the debt securities that may be issued from time to time under this prospectus and the related guarantees. The particular terms relating to each will be set forth in a prospectus supplement.

In this section, the term “issuer” means either KCS or KCSR, depending on which registrant is the issuer of the debt securities being offered, and the term “issuers” is a collective reference to KCS and KCSR. Debt securities of KCS may have the benefit of guarantees (each, a “Guarantee”) by one or more of its subsidiaries (each, a “Guarantor”). Debt securities of KCSR may be guaranteed by KCS and one or more of its subsidiaries.

The debt securities will be issued under one or more indentures and/or supplemental indentures entered into among the issuer, any Guarantors and a trustee. The following summary of selected provisions of the indenture, the terms of the debt securities, and the Guarantees is not complete. You should review the form of indenture, which is filed with the registration statement of which this prospectus is a part, any applicable supplemental indenture and any applicable prospectus supplement. The following summary is qualified in its entirety by reference to the form of indenture.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued and provides that debt securities may be issued from time to time in one or more series pursuant to a supplemental indenture.

Terms

The indenture provides for the issuance of debt securities in one or more series. The prospectus supplement applicable to each series of debt securities will specify, among other things, some or all of the following:

•	the title of such debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which the principal of such debt securities is payable, including the maturity date, or the method or means by which those dates will be determined, and the issuer’s right, if any, to extend those dates and the duration of any such extension;

•	the rate or rates at which such debt securities shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the issuer’s right, if any, to extend the interest payment periods and the duration of any such extension;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable, the methods by which registration of transfer of debt securities and exchanges of debt securities may be effected, and by which notices and demands to or upon the issuer in respect of such debt securities may be made, given, furnished, filed or served;

•	the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at the issuer’s option;

•	the obligation, if any, to redeem, purchase or repay such debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the debt securities will be so redeemed, purchased or repaid;

•	the denominations in which such debt securities shall be issuable;

•	the currency or currencies in which the principal, premium, if any, and interest on the debt securities will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•	any deletions from, modifications of or additions to the events of default or covenants of the issuer as provided in the indenture pertaining to the debt securities;

•	whether such debt securities shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities;

•	whether the debt securities will be guaranteed, by which Guarantors and a description of the Guarantees; and

•	any other terms of such debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, the applicable issuer may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Paying Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, the issuer will pay the principal of, premium, if any, and interest on the debt securities at any office of the issuer or any agency designated by the issuer. The issuer reserves the right to pay interest to holders by check mailed directly to holders at their registered addresses.

Holders may exchange or transfer their debt securities at the designated location. No service charge will be made for any registration of transfer or exchange of debt securities. The issuer, however, may require holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Ranking

The debt securities will be unsecured senior indebtedness of the issuer, will rank equally in right of payment with all existing and future senior indebtedness of the issuer and will be senior in right of payment to all subordinated obligations of the issuer. The debt securities also will be effectively subordinated to all secured indebtedness of the issuer to the extent of the value of the assets securing such secured indebtedness.

The Guarantees will be unsecured senior indebtedness of the applicable Guarantor, will rank equally in right of payment with all existing and future senior indebtedness of such Guarantor and will be senior in right of payment to all subordinated obligations of such Guarantor. The Guarantees also will be effectively subordinated to all secured indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Guarantee.

Certain Covenants

Unless the applicable prospectus supplement specifies otherwise, the debt securities will be subject to the restrictive covenants described below. Any additional restrictive covenants applicable to a particular series of debt securities will be described in the applicable prospectus supplement. Under the indenture, the issuer will agree to:

•	pay the principal, interest, and any premium on the debt securities when due;

•	maintain a place of payment; and

•	deliver a report to the trustee at the end of each fiscal year reviewing its obligations under the indenture.

Merger and Consolidation

Unless otherwise indicated in the applicable prospectus supplement, neither the issuer nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any person or permit any person to merge with or into the issuer or such Guarantor unless:

(1)	the issuer or such Guarantor shall be the continuing person, or the person (if other than the issuer or such Guarantor) formed by such consolidation or into which the issuer or such Guarantor is merged or that acquired or leased such property and its assets shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized) and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the issuer or such Guarantor under the debt securities, the Guarantee and the indenture, as applicable; provided that this clause (1) shall not apply with respect to a Guarantor whose Guarantee is released in accordance with the indenture;

(2)	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

(3)	the trustee shall have received an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture comply with the indenture.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the issuer or any Guarantor in accordance with the indenture, the successor person formed by such consolidation or into which the issuer or any Guarantor is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the issuer or such Guarantor under the indenture with the same effect as if such successor person had been named as the issuer or such Guarantor herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal, premium, if any, or interest on the debt securities except in the case of a sale of all of the predecessor’s assets in a transaction that is subject to the prior paragraph.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of the issuer, as applicable, or may be subject to mandatory redemption by the issuer, as applicable. In addition, the debt securities of any series may be subject to repurchase or repayment by the issuer, as applicable, at the option of the holders. The applicable prospectus supplement will describe the terms, the time and the prices regarding any optional or mandatory redemption, or any repurchase or repayment at the option of the holders of any series of debt securities.

Defaults

Each of the following is an Event of Default with respect to debt securities of a series:

(1)	default in the payment of interest on any debt securities of such series when due and such default continues for a period of 30 days;

(2)	default in the payment of principal of (or premium, if any, on) any debt securities of such series when due at maturity, upon acceleration, redemption or otherwise;

(3)	default in the performance of any covenant of the issuer or a Guarantor in the indenture (other than a default specified in clause (1) or (2) above), and such default continues for a period of 90 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of such series;

(4)	certain events of bankruptcy, insolvency or reorganization with respect to the issuer or a Guarantor;

(5)	any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or any Guarantor or person acting by or on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under the indenture or any Guarantee and such default continues for 10 days after receipt of the notice specified in the indenture; or

(6)	any other Event of Default established for the debt securities of such series.

If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the outstanding debt securities of such series to be due and payable immediately. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind any such acceleration with respect to such debt securities and its consequences.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of a series will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Amendments, Supplements and Waivers

Subject to certain exceptions, the indenture or the debt securities of a series may be amended with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding. However, without the consent of each holder of an outstanding debt securities affected, no amendment or supplement may, among other things:

(1)	change the stated maturity of the principal of, or any installment of interest on, any debt security;

(2)	reduce the principal amount of, or premium, if any, or interest on, any debt security;

(3)	change the place or currency of payment of principal of, or premium, if any, or interest on, any debt security;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(5)	reduce the percentage or principal amount of outstanding debt securities of any series the consent of whose holders is necessary to modify or amend the Indenture or waive compliance with certain provisions of the indenture or waive certain defaults;

(6)	waive a default in the payment of principal of, premium, if any, or interest on, the debt securities; or

(7)	release any Guarantor from any of its obligations under its Guarantee or the indenture, except as set forth in the indenture.

Without the consent of any holder, the issuer, the Guarantors and the trustee may amend or supplement the indenture, any debt security and any Guarantee thereof to:

(1)	cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3)	provide for the assumption by a successor corporation of the obligations of the issuer or a Guarantor under the indenture;

(4)	make any change that would provide any additional rights or benefits to the holders of such debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

(6)	conform the text of the indenture, the debt securities or the Guarantees to any provision of the description of such debt securities and Guarantees set forth in this prospectus or in any prospectus supplement to the extent that such provision herein or therein was intended to be a verbatim recitation of a provision thereof;

(7)	to add a Guarantor or release any Guarantor from its Guarantee if such release is in accordance with the terms of the indenture; and

(8)	provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities. Upon any transfer or exchange, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the issuer may require a holder to pay any taxes required by law or permitted by the indenture. The issuer will not be required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt securities for a specified period prior to the mailing of a notice of redemption of debt securities. The debt security will be issued in registered form and the holder will be treated as the owner of such debt security for all purposes.

Guarantees

The debt securities of any series of an issuer may be guaranteed by one or more of its subsidiaries and, in the case of KCSR, the debt securities may also be guaranteed by KCS. The Guarantors of any series of guaranteed debt securities may differ from the Guarantors of any other series of guaranteed debt securities. In the event an issuer issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

Terms of the guarantees of any debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

Defeasance

The issuer may at any time terminate all of its obligations under the debt securities and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. In addition, the issuer may at any time, subject to certain conditions, terminate its obligations under specified covenants.

The issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the issuer exercises its legal defeasance option, payment of the debt securities may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its covenant defeasance option, payment may not be accelerated because of certain specified Events of Default.

In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the “defeasance trust”) with the trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest on, the debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders thereof will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry; Delivery and Form

The debt securities initially may be represented by one or more debt securities in registered, global form without interest coupons. So long as the Depository Trust Company (“DTC”) or its nominee is the registered owner of the certificates representing the debt securities, DTC or its nominee, as the case may be, will be the sole holder of the debt securities represented thereby for all purposes under the indenture. Unless otherwise provided, the beneficial owners of the debt securities will not be entitled to receive physical delivery of certificated debt securities and will not be considered the holders thereof for any purpose under the indenture, and the certificates representing the debt securities shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in the debt securities must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchases of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interest in the certificates representing the debt securities.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that KCS may offer and sell under this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

KCS may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between KCS and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants being offered. The warrant agent will act solely as KCS’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

KCS may issue warrants for the purchase of its debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

KCS may issue warrants for the purchase of its equity securities. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	antidilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

This section describes the general terms of the stock purchase contracts and stock purchase units that KCS may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each stock purchase contract and stock purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the stock purchase contracts and stock purchase units as described in this prospectus.

KCS may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to KCS, and obligating KCS to sell to or purchase from the holders, a specified number of shares of KCS’s common stock or preferred stock at a future date or dates, or a variable number of shares of KCS’s common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts, either debt securities or debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require KCS to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances KCS may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. Material U.S. federal income tax considerations applicable to the stock purchase contracts and stock purchase units will also be discussed in the applicable prospectus supplement. If KCS issues any stock purchase contracts or stock purchase units, it will file or incorporate the form of stock purchase contract or stock purchase unit as exhibits to the registration statement, and you should read these documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

The securities offered hereby from time to time may be sold (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. The specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation will be identified in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by White & Case LLP, New York, New York, as to New York law and the General Corporation Law of the State of Delaware. Certain matters of Illinois and Missouri law will be passed on for us by Husch Blackwell, LLP, Kansas City, Missouri. If legal matters in connection with any offering in respect of which this prospectus is being delivered are passed upon by other counsel for the offeror or the underwriters of such offering, that counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Kansas City Southern as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

KCS files annual, quarterly and current reports and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find KCS’s SEC filings at the SEC’s website at www.sec.gov and on its website at www.KCSouthern.com. Information contained on KCS’s website is not part of this prospectus.

You may also obtain any of the filings incorporated by reference into this prospectus from KCS without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such filing, by requesting a copy in writing, or by telephoning, the office of the Corporate Secretary, Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335, telephone number (816) 983-1303.

INCORPORATION BY REFERENCE

The SEC allows incorporation by reference of information KCS files with them, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The documents listed below are incorporated by reference into this prospectus:

•	KCS’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	KCS’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	the information responsive to Part III of Form 10-K for the year ended December 31, 2013 provided in KCS’s Definitive Proxy Statement filed on March 31, 2014;

•	KCS’s Current Reports on Form 8-K filed on February 26, 2014, March 6, 2014, May 5, 2014, July 3, 2014, September 30, 2014 and October 24, 2014; and

•	all documents KCS files pursuant to Section 13(a), 13(v), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement.

Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of any securities by means of this prospectus and an accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference into this prospectus. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see “Where You Can Find More Information.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimation of the expenses (all of which are to be paid by the registrants) that may be incurred in connection with the securities being registered hereby:

Securities and Exchange Commission registration fee	$	*

Legal fees and expenses	$	**

Transfer agent and trustee fees and expenses	$	**

Accounting fees and expenses	$	**

Rating agency fees	$	**

Printing expenses	$	**

Miscellaneous	$	**

TOTAL	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.
**	These amounts are calculated based on the securities offered and accordingly are not presently known.

Item 15. Indemnification of Officers and Directors

Delaware Corporations

Delaware General Corporation Law. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Under Section 145(c) of the DGCL, where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorney’s fees) which he or she actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Kansas City Southern

Certificate of Incorporation and Bylaws. Article 16 of the Amended and Restated Certificate of Incorporation of KCS provides that, to the fullest extent permitted by the DGCL, no director of KCS shall be liable to KCS or its stockholders for money damages for breach of fiduciary duty as a director.

Article X of the Bylaws of KCS, as amended and restated (the “KCS Bylaws”), provides that each person who at any time is, or shall have been, a director, officer or employee of KCS, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer or employee of KCS, or served at the request of KCS as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the DGCL. Article X of the KCS Bylaws further provides that the right to indemnification conferred on directors and officers thereunder shall include the right to have KCS pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred shall be made only upon delivery to KCS of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under the KCS Bylaws.

The Kansas City Northern Railway Company

Certificate of Incorporation and Bylaws. Article VIII of the certificate of incorporation of the Kansas City Northern Railway Company (“KCNRC”) provides that directors and officers of KCNRC shall be indemnified to the maximum extent permitted by law. Article IX of the certificate of incorporation the KCNRC further provides that directors shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty, except to the extent such exception from liability or limitation thereof is not permitted under the DGCL.

Article VII of the amended and restated bylaws of KCNRC provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCNRC or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCNRC to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCNRC in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCNRC; provided, that in connection with a proceeding initiated by such person, KCNRC shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCNRC after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCNRC to recover the unpaid amount of the claim or the advancement of expenses.

Trans-Serve, Inc.

Certificate of Incorporation and Bylaws. Article Thirteen of the amended certificate of incorporation of Trans-Serve, Inc. (“TSI”) provides that each person who at any time is, or shall have been, a director or officer of TSI, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of TSI, or served at the request of TSI as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by TSI against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with any such action, suit or proceeding to the full extent permitted by Delaware law. Article Fourteen of the amended certificate of incorporation of TSI further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of TSI provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of TSI or the legal representative of any of the foregoing, shall be indemnified and held harmless by TSI to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by TSI in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by TSI; provided, that in connection with a proceeding initiated by such person, TSI shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by TSI after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against TSI to recover the unpaid amount of the claim or the advancement of expenses.

KCS Holdings I, Inc.

Certificate of Incorporation and Bylaws. Article Seven of the certificate of incorporation of KCS Holdings I, Inc. (“KCSH”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of KCSH or is or was serving at the request of KCSH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by KCSH to the fullest extent authorized by the DGCL. Article Seven of the amended certificate of incorporation of KCSH further provides a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of KCSH provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCSH or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCSH to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCSH in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCSH; provided, that in connection with a proceeding initiated by such person, KCSH shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCSH after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCSH to recover the unpaid amount of the claim or the advancement of expenses.

KCS Ventures I, Inc.

Certificate of Incorporation and Bylaws. Article Seven of the certificate of incorporation of KCS Ventures I, Inc. (“KCSV”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of KCSV or is or was serving at the request of KCSV as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by KCSV to the fullest extent authorized by the DGCL. Article Seven of the amended certificate of incorporation of KCSV further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of KCSV provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCSV or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCSV to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCSV in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCSV; provided, that in connection with a proceeding initiated by such person, KCSV shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCSV after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCSV to recover the unpaid amount of the claim or the advancement of expenses.

Southern Industrial Services, Inc.

Certificate of Incorporation and Bylaws. Article Eleven of the amended certificate of incorporation of Southern Industrial Services, Inc. (“SIS”) provides that each person who at any time is, or shall have been, a director or officer of SIS, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of SIS, or served at the request of SIS as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by SIS against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with any such action, suit or proceeding to the full extent permitted by Delaware law. Article Twelve of the amended certificate of incorporation of SIS further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of SIS provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of SIS or the legal representative of any of the foregoing, shall be indemnified and held harmless by SIS to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by SIS in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by SIS; provided, that in connection with a proceeding initiated by such person, SIS shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by SIS after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against SIS to recover the unpaid amount of the claim or the advancement of expenses.

Veals, Inc.

Bylaws. Article VII of the amended and restated bylaws of Veals, Inc. (“Veals”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of Veals or the legal representative of any of the foregoing, shall be indemnified and held harmless by Veals to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by Veals in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Veals; provided, that in connection with a proceeding initiated by such person, Veals shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by Veals after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against Veals to recover the unpaid amount of the claim or the advancement of expenses.

Pabtex, Inc.

Certificate of Incorporation and Bylaws. Article 9(a) of the certificate of incorporation of Pabtex, Inc. (“Pabtex”) provides that a director of Pabtex shall not be personally liable to Pabtex or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL. Article 9(b) of the certificate of incorporation of Pabtex further provides that Pabtex shall, to the fullest extent permitted by law, indemnify any and all officers and directors of Pabtex, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the board of directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.

Article VII of the amended and restated bylaws of Pabtex provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of Pabtex or the legal representative of any of the foregoing, shall be indemnified and held harmless by Pabtex to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by Pabtex in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Pabtex; provided, that in connection with a proceeding initiated by such person, Pabtex shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by Pabtex after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against Pabtex to recover the unpaid amount of the claim or the advancement of expenses.

Illinois Corporations

Illinois Business Corporation Act. Under Section 8.75(a) of the Illinois Business Corporation Act of 1983 (“ILBCA”), a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under Section 8.75(b) of the ILBCA, in actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation under Section 8.75(c).

Under Section 8.75(g) of the ILBCA, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions Section 8.75 of the ILBCA.

Gateway Eastern Railway Company

Bylaws. Article VI of the amended and restated bylaws of Gateway Eastern Railway Company (“Gateway”) provides that Gateway shall indemnify each director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Gateway) by reason of the fact that he or she is or was a director, officer, employee or agent of Gateway, or is or was serving at the request of Gateway as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Gateway, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Gateway, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Gateway shall indemnify each director, officer, employee and agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Gateway to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Gateway, or is or was serving at the request of Gateway as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Gateway and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Gateway unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite that adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Article VI of the amended and restated bylaws further provides that the determination of whether to indemnify such director, officer, employee or agent shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Gateway in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount. If Gateway has paid indemnity or has advanced expenses to a director, officer, employee or agent, Gateway shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

Missouri Corporations

General and Business Corporation Law of Missouri. Under Section 351.355(1) of the General and Business Corporation Law of Missouri (the “Missouri GBCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Under Section 351.355(2) of the Missouri GBCL, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Under Section 351.355(3) of the Missouri GBCL, except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Under Section 351.355(8) of the Missouri GBCL, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 351.355 of the Missouri GBCL.

The Kansas City Southern Railway Company

Certificate of Incorporation and Bylaws. Article Ten of the amended certificate of incorporation provides that KCSR shall indemnify directors and officers to the full extent permitted by Section 351.355 of the Missouri GBCL.

Article VII of the amended and restated bylaws of KCSR provide that KCSR shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of KCSR) by reason of the fact that he is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise, against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of KCSR, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of KCSR, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. KCSR shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of KCSR to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of KCSR; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to KCSR unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article VII of the amended and restated bylaws of KCSR provides that the determination whether to provide indemnification because the applicable standard of conduct set forth in the amended and restated bylaws of KCSR has been met shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of KCSR, and in the case of an employee who is not a director or officer, such determination may be made by the general counsel of KCSR (or such officer serving in similar capacity). Article VII of the amended and restated bylaws of KCSR further provides that expenses may be paid by KCSR in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by KCSR. KCSR may provide such further indemnity to any person who is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. However, KCSR’s indemnity shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained by KCSR, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or from insurance purchased by any of them.

The Southern Development Company

Bylaws. Article VII of the amended and restated bylaws of the Southern Development Company (“SDC”) provides that SDC shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SDC) by reason of the fact that he is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise, against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of SDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. SDC shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of SDC to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SDC; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to SDC unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article VII of the amended and restated bylaws of SDC provides that the determination whether to provide indemnification because the applicable standard of conduct set forth in the amended and restated bylaws of SDC has been met shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of SDC, and in the case of an employee who is not a director or officer, such determination may be made by the general counsel of SDC (or such officer serving in similar capacity). Article VII of the amended and restated bylaws of SDC further provides that expenses may be paid by SDC in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by SDC. SDC may provide such further indemnity to any person who is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. However, SDC’s indemnity shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained by SDC, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or from insurance purchased by any of them.

Item 16. Exhibits

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings

Each undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.;

(8) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

KANSAS CITY SOUTHERN

By:	/s/ DAVID L. STARLING
David L. Starling President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

SIGNATURE	TITLE

/s/ ROBERT J. DRUTEN	Chairman of the Board of Directors
Robert J. Druten

/s/ DAVID L. STARLING	President, Chief Executive Officer and Director (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ LU M. CÓRDOVA	Director
Lu M. Córdova

/s/ HENRY R. DAVIS	Director
Henry R. Davis

SIGNATURE	TITLE

/s/ MICHAEL R. HAVERTY	Director
Michael R. Haverty

/s/ TERRENCE P. DUNN	Director
Terrence P. Dunn

/s/ ANTONIO O. GARZA, JR.	Director
Antonio O. Garza, Jr.

/s/ THOMAS A. MCDONNELL	Director
Thomas A. McDonnell

/s/ RODNEY E. SLATER	Director
Rodney E. Slater

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

/s/ PATRICK J. OTTENSMEYER	Director
Patrick J. Ottensmeyer

/s/ WILLIAM J. WOCHNER	Director
William J. Wochner

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

GATEWAY EASTERN RAILWAY COMPANY

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Vice President and Chief Financial Officer (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ PATRICK J. OTTENSMEYER	Director
Patrick J. Ottensmeyer

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

PABTEX, INC.

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	President and Director (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

/s/ PATRICK J. OTTENSMEYER	Director
Patrick J. Ottensmeyer

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

THE KANSAS CITY NORTHERN RAILWAY COMPANY

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	President and Director (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer, Treasurer (Principal Financial Officer), and Director
Michael W. Upchurch

/s/ MARY K. STADLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ PATRICK J. OTTENSMEYER	Director
Patrick J. Ottensmeyer

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

SOUTHERN DEVELOPMENT COMPANY

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	President and Director (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ PATRICK J. OTTENSMEYER	Director
Patrick J. Ottensmeyer

/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

/s/ WILLIAM J. WOCHNER	Director
William J. Wochner

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

KCS HOLIDNGS I, INC.

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement , and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	President and Director (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ PATRICK J. OTTENSMEYER	Director
Patrick J. Ottensmeyer

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

SOUTHERN INDUSTRIAL SERVICES, INC.

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	President and Director (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

KCS VENTURES I, INC.

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	President and Director (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ PATRICK J. OTTENSMEYER	Director
Patrick J. Ottensmeyer

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

TRANS-SERVE, INC.

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	President and Director (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 20, 2014.

VEALS, INC.

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of November 20, 2014.

Signature	Title

/s/ DAVID L. STARLING	President and Director (Principal Executive Officer)
David L. Starling

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Michael W. Upchurch

/s/ MARY K. STADLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mary K. Stadler

/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

/s/ PATRICK J. OTTENSMEYER	Director
Patrick J. Ottensmeyer

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1.1	Amended and Restated Certificate of Incorporation of Kansas City Southern, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 7, 2012 (File No. 001-04717), is incorporated herein by reference as Exhibit 3.1.1

3.1.2	Amendments to the Amended and Restated Certificate of Incorporation of Kansas City Southern, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 5, 2014 (File No. 001-04717), is incorporated herein by reference as Exhibit 3.1.2

3.2	Amended and Restated Bylaws of Kansas City Southern, as amended and restated on September 30, 2014, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on September 26, 2014 (File No. 001-04717), is incorporated herein by reference as Exhibit 3.2

4.1**	Form of Indenture for debt securities

4.2	Indenture, dated January 22, 2010, between KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $300,000,000 of KCSM’s 8% Senior Notes due 2018 (the “2010 KCSM Indenture”), filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 28, 2010 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.2

4.2.1	8% Notes Supplemental Indenture, dated April 23, 2013, filed as exhibit 4.4 to the Company’s Current Report on Form 8-K filed on May 8, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.2.1

4.3	2043 Notes Indenture, dated April 29, 2013, among KCSR, the Guarantors and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 29, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.3

4.3.1	Registration Rights Agreement, dated April 29, 2013, among KCSR, the Guarantors and JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 29, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.3.1

4.4	2020 KCSM Notes Indenture, dated May 3, 2013, filed as exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 8, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.4

4.4.1	2023 KCSM Notes Indenture, dated May 3, 2013, filed as exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 8, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.4.1

4.4.2	Registration Rights Agreement, dated May 3, 2013, filed as exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 8, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.4.2

4.5	2023 Notes Indenture, dated October 29, 2013, among KCSR, the Guarantors and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 30, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.5

4.5.1	Registration Rights Agreement, dated October 29, 2013, among KCSR, the Guarantors and JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 4.3 to the Company’s Current Report on Form 8-K filed on October 30, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.5.1.

Exhibit No.	Description

4.6	2016 Notes Indenture, dated October 29, 2013, among KCSM and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to KCSM’s Current Report on Form 8-K filed on October 30, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.6

4.6.1	Registration Rights Agreement, dated October 29, 2013, among KCSM and JPM, Merrill Lynch, Pierce, Fenner & Smith and Morgan Stanley, filed as exhibit 4.2 to KCSM’s Current Report on Form 8-K filed on October 30, 2013 (File No. 001-04717), is incorporated herein by reference as Exhibit 4.6.1

4.7*	Form of debt securities

4.8*	Form of Warrant Agreement

4.9*	Form of Stock Purchase Contract

4.10*	Form of Stock Purchase Unit Agreement

5.1**	Opinion of White & Case LLP

5.2**	Opinion of Husch Blackwell LLP

12.1**	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of KPMG LLP

23.2**	Consent of White & Case LLP (included in Exhibit 5.1)

23.3**	Consent of Husch Blackwell LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on the signature page of the Registration Statement)

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank National Association for debt securities

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act in connection with the offering of securities registered hereunder.
**	Filed herewith.